UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 5, 2023, Express, Inc. (the “Company”), Express, LLC (the “Borrower”), an indirect, wholly-owned subsidiary of the Company, and certain other direct or indirect, wholly-owned subsidiaries of the Company (collectively, with the Company, the “Guarantors” and, together with the Borrower, the “Loan Parties”) entered into an asset-based term loan agreement (the “Term Loan Agreement”) with ReStore Capital LLC, as administrative agent, collateral agent and lender, and the other lenders from time to time party thereto.

The Term Loan Agreement provides the Borrower with a $65.0 million “first-in, last-out” term loan (the “FILO Term Loan”). $32.5 million of the FILO Term Loan was funded on September 5, 2023, with the remaining principal amount to be funded on or prior to September 13, 2023, without the need for satisfaction of conditions precedent. The net proceeds of the FILO Term Loan will be used to paydown outstanding borrowings under the ABL Credit Agreement (as defined below), without corresponding commitment reductions.

The FILO Term Loan matures on the earlier of (a) November 26, 2027 and (b) the termination of the commitments under the ABL Facility (as defined below) (the “Maturity Date”). The FILO Term Loan will be repaid in quarterly installments, commencing with the first day of the fiscal quarter beginning on October 29, 2023, in the principal amount of $708,000, and thereafter, on the first day of each fiscal quarter in the principal amount of $1,218,750. All remaining principal amount of the FILO Term Loan, together with all accrued and unpaid interest, is due on the Maturity Date. Voluntary prepayment of the FILO Term Loan is permitted at any time upon proper notice, subject to a prepayment fee prior to the third anniversary of the closing date. Principal amounts repaid or prepaid under the FILO Term Loan may not be reborrowed.

The FILO Term Loan bears interest at a variable rate indexed to the Secured Overnight Financing Rate (SOFR) plus a pricing margin of 10.00% per annum. Interest is payable monthly in arrears and due on the first day of each calendar month.

The Term Loan Agreement requires the Borrower to maintain minimum excess availability of at least the greater of (i) $25 million or (ii) 10% of the sum of (x) the ABL Facility (defined below) loan cap (calculated without giving effect to the pushdown reserve under the Term Loan Agreement) plus (y) the lesser of (A) the outstanding principal balance of the FILO Term Loan and (B) a term loan borrowing base based on specified percentages of eligible inventory and credit card receivables. In addition, the Term Loan Agreement contains customary affirmative and negative covenants, including those which (subject to certain exceptions and dollar thresholds) limit the Loan Parties’ ability to incur additional indebtedness or liens; issue negative pledges or guarantees; make investments or loans; engage in asset sales, mergers, acquisitions; prepay other debt; make distributions, pay dividends or repurchase capital stock; engage in transactions with affiliates; and engage in any line of business not related to their current line of business.

The Term Loan Agreement also includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Term Loan Agreement. Under certain circumstances, a default interest rate will apply on any amount payable under the Term Loan Agreement during the existence of an event of default at a per annum rate equal to 3.00% above the otherwise then applicable interest rate.

All obligations under the Term Loan Agreement are guaranteed by the Loan Parties (other than the Borrower) and secured by a second priority lien on substantially all personal property of the Loan Parties, including cash, accounts receivable, and inventory, and share the same collateral as the ABL Credit Facility.

The foregoing description of the terms of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Asset-Based Loan Credit Agreement

On September 5, 2023, the Loan Parties entered into a Fifth Amendment (the “Amendment”) to the Second Amended and Restated Asset-Based Loan Credit Agreement, dated as of May 20, 2015, among the Loan Parties, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto (as amended, the “ABL Credit Agreement”). The ABL Credit Agreement provides the Borrower with a $290.0 million revolving credit facility (the “ABL Credit Facility”). Among other things, the Amendment permitted the entry by the Loan Parties into the Term Loan Agreement on a second-priority basis to the ABL Credit Facility and the other instruments and documents required to be executed and delivered by the Loan Parties, as applicable, in connection with the transactions contemplated by the Term Loan Agreement.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Term Loan Agreement, by and among the Company, Express, LLC, certain other direct or indirect, wholly-owned subsidiaries of the Company, ReStore Capital LLC, as administrative agent, collateral agent and lender, and the other lenders from time to time party thereto, dated as of September 5, 2023.

10.2	Fifth Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement, by and among the Company, Express, LLC, certain other direct or indirect, wholly-owned subsidiaries of the Company, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto, dated as of September 5, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: September 6, 2023	By:	/s/ Jason Judd
	Name:	Jason Judd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer